UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

Hospitality Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the term “the Company” refers to Hospitality Properties Trust.

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information with respect to the election of Mr. John L. Harrington to the Company’s Board of Trustees included below in Item 5.07 is incorporated herein by reference.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of the Company held on June 15, 2017, the Company’s shareholders voted on the election of Barry M. Portnoy as the Managing Trustee in Class I of the Board of Trustees for a three year term of office continuing until the Company’s 2020 annual meeting of shareholders and until his successor is elected and qualifies. Mr. Portnoy received the following votes:

For	Against	Abstain	Broker Non-Votes
68,592,473	57,880,108	283,399	26,253,975

The Company’s shareholders also voted on a non-binding advisory vote on the frequency of future shareholder advisory votes to approve executive compensation. This proposal received the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
106,855,838	476,172	18,914,881	509,089	26,253,975

Consistent with the shareholder vote, the Board of Trustees has determined that it will hold a non-binding, advisory vote on the compensation paid to the Company’s named executive officers every year. The Board of Trustees may, in its discretion, determine to change the frequency with which the Company holds this vote.

The Company’s shareholders also ratified the appointment of Ernst & Young LLP as the Company’s independent auditors to serve for the 2017 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
151,131,965	1,669,206	208,784	—

A non-binding shareholder proposal made by UNITE HERE was also voted on at the meeting. The proposal requested that the Board of Trustees take all steps necessary to cause the Company to opt out of Maryland’s Unsolicited Takeovers Act and to require approval by a majority of shareholders casting votes before opting back in. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
111,858,701	13,822,881	1,074,398	26,253,975

A non-binding shareholder proposal made by the Comptroller of the City of New York was also voted on at the meeting. The proposal requested that the Board of Trustees adopt, and present for shareholder approval, a “proxy access” bylaw. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
106,659,823	19,054,476	1,041,681	26,253,975

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement relating to the Company’s 2017 annual meeting of shareholders. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
60,467,012	65,612,370	676,598	26,253,975

The Company’s shareholders also voted on the election of John L. Harrington as the Independent Trustee in Class I of the Board of Trustees for a three year term of office continuing until the Company’s 2020 annual meeting of shareholders and until his successor is elected and qualifies. Mr. Harrington received the following votes:

For	Against	Abstain	Broker Non-Votes
25,001,502	101,507,764	246,714	26,253,975

Mr. Harrington received less than a majority of votes cast and then continued as a holdover Trustee.  At a joint meeting of the Nominating and Governance Committee and Board of Trustees, Mr. Harrington resigned from the Board of Trustees after the preliminary voting results became known. Following this resignation, the remaining members of the Nominating and Governance Committee and the Board of Trustees met and determined to elect Mr. Harrington as the Independent Trustee in Class I for the following reasons, among others:

•                  The Company’s Board of Trustees is composed of three Independent Trustees and two Managing Trustees.  Applicable Securities and Exchange Commission and Nasdaq Stock Market LLC (“Nasdaq”) rules require that the Company have an Audit Committee composed of at least three independent trustees. Applicable Nasdaq listing requirements mandate that the Company have a majority of independent trustees and an Audit Committee composed of at least three independent trustees. The Company’s governing documents require that the Company have a majority of Independent Trustees on the Company’s Board of Trustees. Because of these rules, listing requirements and requirements under the Company’s governing documents, the Nominating and Governance Committee and the Board of Trustees determined to take prompt action to confirm the status of the Company’s Board of Trustees.

•                  The Nominating and Governance Committee and the Board of Trustees considered the quality of the past services provided by Mr. Harrington as an Independent Trustee. The Company and the Board of Trustees noted that Mr. Harrington regularly attended meetings of the Board of Trustees and of the Audit, Compensation and Nominating and Governance Committees of the Board. The Board of Trustees noted that Mr. Harrington was fully prepared for, and engaged in, those meetings and that the arguments, advice and recommendations presented by Mr. Harrington at those meetings were considered by the Nominating and Governance Committee and the Board of Trustees to be significant contributions and in the Company’s best interest.

•                  The Nominating and Governance Committee considered the background and experience that Mr. Harrington brings to the Board of Trustees and to the Company, and the Nominating and Governance Committee and the Board of Trustees concluded that the perspectives provided by Mr. Harrington are beneficial to the Board of Trustees and to the Company.

•                  The Nominating and Governance Committee and the Board of Trustees also considered certain arguments against the election of Mr. Harrington presented during the proxy solicitation period for the 2017 annual meeting of shareholders. The Nominating and Governance Committee noted that UNITE HERE has historically, and in connection with the 2017 annual meeting of shareholders, urged the Company’s shareholders to vote against the elections of the Company’s nominees for the reasons that the Board of Trustees had failed to implement a proposal regarding opting out of MUTA voted at prior annual meetings, which is similar to the proposal presented by UNITE HERE at the 2017 annual meeting of shareholders. The Nominating and Governance Committee and the Board of Trustees also considered that UNITE HERE is a labor union which has engaged in labor organizing campaigns at certain hotels owned by the Company. The Nominating and Governance Committee and the Board of Trustees also noted that Institutional Shareholder Services, Inc., or ISS, a proxy advisory firm, had supported the UNITE HERE campaign. The Nominating and Governance Committee and the Board of Trustees considered that ISS argued against the election of Mr. Harrington because of the most recent bylaw amendments adopted by the Board of Trustees and the Board’s election to be subject to Section 3-803 of Subtitle 8 of the Maryland General Corporation Law. However, the Nominating and Governance Committee and the Board of Trustees noted that the Board of Trustees adopted such bylaw amendments and made such election by unanimous vote because the Board believed those actions to be in the best interests of the Company to promote the Company’s operating stability and, further noted with regard to the election, such election further clarified that the Board will be properly constituted and able to continually function despite UNITE HERE’s persistent campaign to disrupt the Company’s operations.

•                  After considering the foregoing, the Nominating and Governance Committee and the Board of Trustees determined that the history of high quality services previously provided by Mr. Harrington outweighed the arguments which had been presented against his election and that it is in the Company’s best interest that he continue to serve as a member of the Board of Trustees.

In response to inquiries from the Nominating and Governance Committee and the Board of Trustees, Mr. Harrington agreed to continue to serve as a Trustee if re-elected. The Nominating and Governance Committee then recommended and the Board then elected Mr. Harrington as the Independent Trustee in Class I to serve until his successor is elected and qualifies.

The results reported above are final voting results.

Item 8.01.         Other Events.

On June 15, 2017, the Company updated its Trustee compensation arrangements. A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Consistent with the Company’s Trustee compensation arrangements, on June 15, 2017, the Company granted each of the Company’s Trustees an award of 3,000 common shares of beneficial interest, $.01 par value, of the Company (the “Common Shares”) valued at $30.12 per share, the closing price of the Common Shares on Nasdaq on that date.

Item 9.01.         Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Summary of Trustee Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Chief Financial Officer and Treasurer

Date:  June 21, 2017